									Exhibit A

TNP ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME (LOSS)
For the Year Ended December 31, 2001
(Amounts in Thousands)

		Texas-New Mexico Power Company Consolidated	First Choice Power Company	TNP Operating Company	TNP Enterprises, Inc.		Consolidating Entries		TNP Enterprises, Inc. Consolidated

OPERATING REVENUES		$ 651,532	$ 7,382	$ -	$ -		$ -		$ 658,914

OPERATING EXPENSES:
Purchased power and fuel		369,857	4,970	-	-		-		374,827
Other operating and maintenance		98,472	5,208	-	6,323		-		110,003
Depreciation and amortization		42,350	66	-	11,670		-		54,086
Charge for recovery of stranded plant		1,377	-	-	-		-		1,377
Taxes other than income taxes		34,659	233	30	321		-		35,243
Income taxes		26,256	(1,066)	(10)	(17,513)		-		7,667
Total operating expenses		572,971	9,411	20	801		-		583,203

NET OPERATING INCOME (LOSS)		78,561	(2,029)	(20)	(801)		-		75,711

OTHER INCOME (LOSS):
Other income and deductions, net		1,116	(14)	90	52,650		(48,815)		5,027
Income taxes		(370)	5	(31)	(1,255)		(91)		(1,742)
Other income (loss), net of taxes		746	(9)	59	51,395		(48,906)		3,285

INCOME (LOSS) BEFORE INTEREST CHARGES		79,307	(2,038)	39	50,594		(48,906)		78,996

INTEREST CHARGES:
Interest on long-term debt		24,001	60	-	39,937		-		63,998
Other interest and amortization of debt-related costs		3,172	7	-	1,667		(8)		4,838
Total interest charges		27,173	67	-	41,604		(8)		68,836

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING		52,134	(2,105)	39	8,990		(48,898)		10,160
Cumulative effect of change in accounting for major maintenance costs, net of taxes		(1,170)	-	-	-		-		(1,170)
NET INCOME (LOSS)		50,964	(2,105)	39	8,990		(48,898)		8,990
Dividends on preferred stock and other		-	-	-	16,799		-		16,799

INCOME (LOSS) APPLICABLE TO COMMON STOCK		$ 50,964	$ (2,105)	$ 39	$ (7,809)		$ (48,898)		$ (7,809)

											Exhibit A

TNP ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
December 31, 2001
(Amounts in Thousands)

	Texas-New Mexico Power Company Consolidated		First Choice Power Company	TNP Operating Company		TNP Enterprises, Inc.		Facility Works, Inc.		Consolidating Entries	TNP Enterprises, Inc. Consolidated
ASSETS
UTILITY PLANT	$1,348,301		$ 822	$ -		$ 37		$ -		$ (489,518)	$ 859,642
Less: accumulated depreciation	439,541		80	-		77		-		(374,408)	65,290
Net utility plant	908,760		742	-		(40)		-		(115,110)	794,352

INVESTMENT IN SUBSIDIARY COMPANIES	-		-	-		340,521		-		(340,521)	-
NOTES RECEIVABLE	-		-	-		100		-		(100)	-
OTHER PROPERTY AND INVESTMENTS, at cost	334		-	929		2,500		-		-	3,763
CURRENT ASSETS:
Cash and cash equivalents	5,634		1,987	717		5,696		111		-	14,145
Accounts receivable	5,588		3,676	-		42		271		(40)	9,537
Deferred purchased power and fuel costs	1,852		-	-		-		-		-	1,852
Other current assets	6,791		17	-		115		52		-	6,975
Total current assets	19,865		5,680	717		5,853		434		(40)	32,509

LONG-TERM AND OTHER ASSETS:
Goodwill	-		-	-		270,256		-		-	270,256
Recoverable stranded costs	-		-	-		-		-		112,107	112,107
Deferred charges	15,099		(1,955)	103		10,515		(42)		28,107	51,827
Total long-term and other assets	15,099		(1,955)	103		280,771		(42)		140,214	434,190
	$ 944,058		$ 4,467	$ 1,749		$629,705		$ 392		$ (315,557)	$ 1,264,814

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common shareholder's equity:
Common stock	$ 107		$ 1	$ 100		$100,000		$ 1		$ (209)	$ 100,000
Other paid-in-capital	222,149		-	400		-		32,994		(255,543)	-
Retained earnings (deficit)	115,685		(2,105)	1,178		(21,189)		(29,989)		(84,769)	(21,189)
Accumulated other comprehensive loss	(530)		-	-		-		-		530	-
Total common shareholder's equity	337,411		(2,104)	1,678		78,811		3,006		(339,991)	78,811
Redeemable cumulative preferred stock	-		-	-		121,191		-		-	121,191
Long-term debt, less current maturities	342,411		6,100	-		430,600		-		(100)	779,011
Total capitalization	679,822		3,996	1,678		630,602		3,006		(340,091)	979,013

CURRENT LIABILITIES:
Current maturities of long-term debt	-		-	-		1,600		-		-	1,600
Accounts payable	31,952		1,377	-		200		72		-	33,601
Other current liabilities	62,082		(906)	71		8,769		(2,686)		65	67,395
Total current liabilities	94,034		471	71		10,569		(2,614)		65	102,596

LONG-TERM AND OTHER LIABILITIES:
Deferred purchased power and fuel costs	10,665		-	-		-		-		-	10,665
Accumulated deferred income taxes	124,889		-	-		(11,466)		-		325	113,748
Accumulated deferred investment tax credits	20,792		-	-		-		-		-	20,792
Deferred credits	13,856		-	-		-		-		24,144	38,000
Total long-term and other liabilities	170,202		-	-		(11,466)		-		24,469	183,205
	$ 944,058		$ 4,467	$ 1,749		$629,705		$ 392		$ (315,557)	$ 1,264,814

							Exhibit A

TNP ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF RETAINED EARNINGS
For the Year Ended December 31, 2001
(Amounts in Thousands)

	Texas-New Mexico Power Company Consolidated	First Choice Power Company	TNP Operating Company	TNP Enterprises, Inc.	Facility Works, Inc.	Consolidating Entries	TNP Enterprises, Inc. Consolidated

BALANCE AT DECEMBER 31, 2000	$ 100,721	$ -	$ 1,139	$ (13,380)	$(28,689)	$ (73,171)	$ (13,380)
Net income (loss)	50,964	(2,105)	39	8,990	-	(48,898)	8,990
Dividends on preferred stock	-	-	-	(16,361)	-	-	(16,361)
Dividends on common stock	(36,000)	-	-	-	(1,300)	37,300	-
Preferred stock discount and warrant accretion	-	-	-	(438)	-	-	(438)
BALANCE AT DECEMBER 31, 2001	$ 115,685	$ (2,105)	$ 1,178	$ (21,189)	$(29,989)	$ (84,769)	$ (21,189)